SELLERS & ANDERSEN, LLC
------------------------
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

                       684 East Vine St. #3
                       Murray, Utah 84107
                                                                             Telephone 801-268-2632
                                                                             Fax 801-262-3978

April 15, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of Form 8-K dated April 15, 2004, of United American Corporation and are in agreement with the statements contained therein. Our audit report expressed a going concern. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Sincerely,

/s/ Sellers & Anderson, LLC

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